DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED #
C - 1543 - 04
JAN 23 2004
IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	THRIFTY PRINTING INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500, Reno, NEVADA 89511 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 25,000,000 Par value: $ $0.001 Number of shares without par value: NONE
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. T.L. SMITH Name 520 PIKE STREET, SUITE 2610, SEATTLE, WA 98101 Street Address, City, State, Zip Code 2. ______ Name Street Address, City, State, Zip Code 3. ______ Name Street Address, City, State, Zip Code
5. Purpose: (optional—see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	T.L. SMITH Name Signature: [signature] 520 PIKE STREET, SUITE 2610, SEATTLE, WA 98101 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: [signature] Asst VP Authorized Signature of R.A. or On Behalf of R.A. Company JACK CASKEY, ASST VP Date: 01/23/2004

This form must be accompanied by appropriate fees. See attached fee schedule.